EXHIBIT 10.40
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GUARANTY AGREEMENT
     THIS GUARANTY AGREEMENT (this “Guaranty”) is made as of the 31st day of January, 2006, by COMSTOCK HOMEBUILDING COMPANIES, INC., a Delaware corporation (the “ Guarantor”) in favor of BANK OF AMERICA, N.A., a national banking association (the “Lender”), and its successors and assigns.
R E C I T A L S:
     WHEREAS, Lender has made an acquisition loan to Comstock Carter Lake, L.C. (“Borrower”) in the maximum principal amount of $26,000,000.00 (or so much thereof as shall be advanced) (such extensions of credit being herein sometimes called individually and/or collectively the “Loan”);
     WHEREAS, as a condition precedent to making the Loan, the Lender has required, among other things, the execution and delivery of this Guaranty by Guarantor;
     WHEREAS, the Loan shall be made in accordance with the terms and conditions of a Loan Agreement of even date herewith, between the Lender and Borrower (as amended, modified or supplemented from time to time, the “Loan Agreement”);
     WHEREAS, the Loan shall be evidenced by certain notes, applications or agreements for the issuance of a letter or letters of credit, including, without limitation, that certain Deed of Trust Note of even date herewith, from Borrower payable to the order of the Lender in the maximum principal amount of $26,000,000.00, or so much thereof as shall be advanced, and any other instrument or agreement executed from time to time by the Borrower in favor of the Lender, as any of the same may from time to time be amended, modified, replaced or supplemented (the “Note”);
     WHEREAS, the Guaranty is or shall be secured by one or more Credit Line Deed(s) of Trust and Security Agreements now or hereafter executed and delivered by the Borrower to certain trustees for the benefit of the Lender, including, without limitation, that certain Credit Line Deed of Trust and Security Agreement of even date herewith, from Borrower as grantor, to certain trustees for the benefit of the Lender (as amended, modified or supplemented from time to time, collectively, the “Deeds of Trust”), covering certain real property as more particularly described therein, as well as all improvements located thereon;
     WHEREAS, it is intended that this Guaranty extend to the Loan and all other amounts owing under any of the “Loan Documents” (hereinafter defined), without any need for any notice to the Guarantor of the making of the Loan or advances thereunder and without any need for any supplements or amendments to this Guaranty or any other documentation to be executed by the Guarantor; and
     WHEREAS, unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to them in the Loan Agreement.

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W I T N E S S E T H:
     For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and as a material inducement to the Lender to extend credit to the Borrower from time to time, the Guarantor hereby guarantees to the Lender the prompt and full payment and performance of the Indebtedness and the other obligations in connection with the Loan as defined and described below in this Guaranty (hereinafter sometimes collectively called the “Obligations”), upon the following terms and conditions:
     1. Guaranty of Payment. The Guarantor hereby unconditionally and irrevocably guarantees to the Lender the punctual payment when due, whether by scheduled payment date, upon maturity, lapse of time, by acceleration of maturity, or otherwise, and at all times thereafter, of all principal, interest (including interest accruing after the commencement of any bankruptcy or insolvency proceeding by or against the Borrower, whether or not allowed in such proceeding), fees, late charges, costs, expenses, indemnification indebtedness (including, without limitation, indemnification for environmental matters), and other sums of money now or hereafter due and owing pursuant to (a) the terms of the Note, the Loan Agreement, the Deed(s) of Trust, and any and all other documents executed by the Borrower in connection with the Loan (the “Loan Documents”), now or hereafter existing, and specifically including any and all advances made by the Lender under the Loan Documents from sources other than the Loan, and interest on such advances, and (b) all renewals, extensions, increases, refinancings, modifications, supplements or amendments to such indebtedness, or any of the Loan Documents, or any part thereof (such indebtedness being hereinafter collectively called the “Indebtedness”). This Guaranty covers the Indebtedness, whether presently outstanding or arising subsequent to the date hereof, whether or not presently contemplated by the Guarantor, the Borrower or the Lender, and whether or not the same shall be incurred after satisfaction, payment or reduction of any previous Indebtedness, including all amounts advanced and/or readvanced by the Lender in stages or installments. The guaranty of the Guarantor as set forth in this Section is a continuing guaranty of payment and not a guaranty of collection.
     2. Guaranty of Performance. The Guarantor additionally hereby unconditionally and irrevocably guarantees to the Lender the timely performance of all other obligations of the Borrower under all of the Loan Documents, including without limitation, compliance with all covenants regarding environmental matters.
     3. Primary Liability of the Guarantor. This Guaranty is an absolute, irrevocable and unconditional guaranty of payment and performance. The Guarantor shall be liable for the payment and performance of the Obligations, as set forth in this Guaranty, as a primary obligor. This Guaranty shall be effective as a waiver of, and the Guarantor hereby expressly waives any and all rights to which the Guarantor may otherwise have been entitled under any suretyship laws in effect from time to time, including any right or privilege, whether existing under statute, at law or in equity, to require the Lender to take prior recourse or proceedings against any collateral, security or Person (hereinafter defined) whatsoever. Upon the occurrence of: (i) any Default under the Loan, (ii) any reasonable determination by the Lender that a material adverse

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change has occurred in the financial condition of the Guarantor, (iii) the dissolution or insolvency of Guarantor, subject to the provisions of Section 4 below, or (iv) any transfer of assets of Guarantor without receiving fair value in exchange therefor, the Indebtedness shall be deemed immediately due and payable at the election of the Lender, and the Guarantor shall, on demand and without presentment, protest, any notice whatsoever, pay the amount due thereon to the Lender or perform or observe the agreement, covenant, term or condition, as the case may be, and it shall not be necessary for the Lender, in order to enforce such payment or performance by Guarantor, first to institute suit or pursue or exhaust any rights or remedies against the Borrower or others liable on the Obligations or for such performance, or to institute suit or pursue or exhaust any rights or remedies against the Borrower or Guarantor or other sureties of the Obligations as contemplated by applicable law or to enforce any rights against any security that shall ever have been given to secure the Obligations, or to join the Borrower or any others liable for the payment or performance of the Obligations or any part thereof in any action to enforce this Guaranty, or to resort to any other means of obtaining payment or performance of the Obligations. The term “Person” as used herein shall mean all of the Borrower and the Guarantor.
     4. Representations, Warranties, and Covenants of the Guarantor. Guarantor hereby represents, warrants, and covenants that: (a) Guarantor will derive substantial benefit, directly or indirectly, from the making of the Loan to the Borrower and from the making of this Guaranty by the Guarantor; (b) this Guaranty is duly authorized and valid, and is binding upon and enforceable against the Guarantor; (c) the Guarantor is not, and the execution, delivery and performance by the Guarantor of this Guaranty will not cause the Guarantor to be, in violation of or in default with respect to any law or in default (or at risk of acceleration of indebtedness) under any agreement or restriction by which the Guarantor is bound or affected; (d) Guarantor is a duly organized, validly existing limited liability company in good standing under the laws of the Commonwealth of Virginia, is lawfully doing business in the jurisdiction where it operates, and has full power and authority to enter into and perform this Guaranty; (e) except as may have been disclosed to the Lender in writing, there is not now pending against or affecting the Guarantor, nor, to the knowledge of the Guarantor, is there threatened, any action, investigation, suit or proceeding by or before any administrative agency which if adversely determined would materially impair or affect the Guarantor’s financial condition (f) all financial statements and information heretofore furnished to the Lender by the Guarantor do, and all financial statements and information hereafter furnished to the Lender by the Guarantor will, fully and accurately present the financial condition of the Guarantor as of their dates and the results of the Guarantor’s operations for the periods therein specified, and, since the date of the most recent financial statements of the Guarantor heretofore furnished to the Lender, no material adverse change has occurred in the financial condition of the Guarantor, nor, except as heretofore disclosed in writing to the Lender, has the Guarantor incurred any material liability, direct or indirect, fixed or contingent; (g) after giving effect to this Guaranty, the Guarantor is solvent, is not engaged or about to engage in business or a transaction for which the property of the Guarantor is an unreasonably small capital, and does not intend to incur or believes that it will incur debts that will be beyond its ability to pay as such debts mature; (h) the Lender has no duty at any time to investigate or inform the Guarantor of the financial or business condition or affairs of the Borrower or any change

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therein, and the Guarantor will keep fully appraised of the Borrower’s financial and business condition; (i) the Guarantor acknowledges and agrees that the Guarantor may be required to pay and perform the Obligations in full without assistance or support from the Borrower or any other Person; and (j) the Guarantor has read and fully understand the provisions contained in the Loan Agreement, the Deed(s) of Trust, and the other Loan Documents, each of which may be modified, extended, supplemented or extended from time to time without notice to or consent from the Guarantor and without affecting the obligations of the Guarantor under this Guaranty.
     In addition, during the term of the Loan, Lender must be satisfied that Guarantor’s financial condition meets the following requirements:
(i) Adjusted Tangible Net Worth (ATNW) shall be at least $65,000,000 for fiscal year 2005, increasing by 50% of consolidated after tax net earnings for each year thereafter. Adjusted Tangible Net Worth is defined as GAAP net worth plus subordinated debt approved by Agent less any goodwill, organizational costs, leasehold improvements and Affiliate and/or stockholder receivables and investments in joint ventures; and
(ii) Debt to Tangible Net Worth (“Leverage Ratio”) shall be 3.50:1. Leverage Ratio is the total Adjusted Liabilities to Adjusted Tangible Net Worth (ATNW). Adjusted Liabilities is defined as GAAP total liabilities less Variable Interest Entities, less subordinated debt due to related parties and investments in affiliates and joint ventures that are not co-borrowers (“Related Venturer Subordinated Debt”), less subordinated debt (“Direct Subordinated Debt”), plus any other debt guaranteed by Borrower. For purposes hereof, a “Variable Interest Entity” is either: (A) an entity that is consolidated for financial statement purposes when (1) the equity investment at risk is not sufficient to permit the entity from financing its activities without additional subordinated financial support from other parties or (2) equity holders either (a) lack direct or indirect ability to make decisions about the entity (b) are not obligated to absorb expected losses of the entity or (c) do not have the right to receive expected residual returns of the entity if they occur or (B) a “variable interest entity” as defined in Guarantor’s SEC-filed financial statements and as the definition of such term is amended from time to time based upon guidance from the Financial Accounting Standards Board. For purposes of clarity, the primary beneficiary of a Variable Interest Entity is the party that absorbs a majority of the Variable Interest Entity’s expected losses, receives a majority of the entity’s expected residual returns, or both, as a result of ownership, contractual or other financial interests in the entity.
     The Guarantor’s representations, warranties and covenants are a material inducement to the Lender to enter into the other Loan Documents and shall survive the execution hereof and any bankruptcy, foreclosure, transfer of security or other event affecting the Borrower, the Guarantor, any other party, or any security for all or any part of the Obligations.

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     5. Financial Information. The Guarantor shall furnish or cause to be furnished to the Lender upon request any financial statements for Guarantor and any entity related to the Guarantor containing such information and in such form as Lender may from time to time reasonably determine, provided the obligations of the Guarantor hereunder have not already terminated.
          Without limiting the generality of the foregoing, the Guarantor shall furnish to the Lender financial statements as follows:
          (a) as soon as available, but in no event later than ninety (90) days after the close of its fiscal year (but in no event earlier than the date such financial statements must be submitted to governmental authorities), financial statements (all of which financial statements may include, as requested by the Lender, a balance sheet, income statement, sources and uses of funds for such fiscal and/or calendar year, projected sources and uses of funds for the coming year, detailed listing and description of all contingent liabilities, tax returns, written verification of liquidity and such other supporting schedules and documentation which the Lender may request). All such financial statements shall be audited by a certified public accountant acceptable to the Lender in all respects; and
          (b) if requested by the Lender, within forty-five (45) days after the close of its quarterly business period (but in no event earlier than the date such financial statements must be submitted to governmental authorities), the financial statements to be filed with applicable governmental authorities.
     6. Certain Agreements and Waivers by the Guarantor.
          (a) The Guarantor hereby waives the benefits of Va. Code Ann. § 49-25 and § 49-26 as amended and agrees that neither the Lender’s rights or remedies nor the Obligations shall be released, diminished, impaired, reduced or affected by any one or more of the following events, actions, facts, or circumstances, and the liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:
          (i) any limitation of liability or recourse in any other Loan Document or arising under any law;
          (ii) any claim or defense that this Guaranty was made without consideration or is not supported by adequate consideration;
          (iii) the taking or accepting of any other security or guaranty for, or right of recourse with respect to, any or all of the Obligations;
          (iv) any homestead exemption or other exemption under applicable law;
          (v) any release, surrender, abandonment, exchange, alteration, sale or other disposition, subordination, deterioration, waste, failure to protect or preserve, impairment, or loss of, or any failure to create or perfect any lien or

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security interest with respect to, or any other dealings with, any collateral or security at any time existing or purported, believed or expected to exist in connection with any or all of the Obligations, including any impairment of the Guarantor’ s recourse against any Person or collateral;
     (vi) whether express or by any operation of law, any full or partial release of the liability of the Guarantor, the Borrower or any other party hereunder or under any of the other Loan Documents;
     (vii) the death, insolvency, bankruptcy, disability, dissolution, liquidation, termination, receivership, reorganization, merger, consolidation, change of form, structure or ownership, sale of all assets, or lack of corporate, partnership or other power of the Borrower, the Guarantor or any other party at any time liable for the payment or performance of any or all of the Obligations;
     (viii) either with or without notice to or consent of the Guarantor, any renewal, extension, modification or rearrangement of the terms of any or all of the Obligations and/or any of the Loan Documents, including, without limitation, material alterations of the terms of payment (including changes in maturity date(s), interest rate(s) and amortization) or performance or any other terms thereof, or any waiver, termination, or release of, or consent to departure from, any of the Loan Documents or any other guaranty of any or all of the Obligations, or any adjustment, indulgence, forbearance, or compromise that may be granted from time to time by the Lender to the Borrower, the Guarantor, and/or any other Person at any time liable for the payment or performance of any or all of the Obligations;
     (ix) any neglect, lack of diligence, delay, omission, failure, or refusal of the Lender to take or prosecute (or in taking or prosecuting) any action for the collection or enforcement of any of the Obligations, or to foreclose or take or prosecute any action to foreclose (or in foreclosing or taking or prosecuting any action to foreclose) upon any security therefor, or to exercise (or in exercising) any other right or power with respect to any security therefor, or to take or prosecute (or in taking or prosecuting) any action in connection with any Loan Document, or any failure to sell or otherwise dispose of in a commercially reasonable manner any collateral securing any or all of the Obligations;
     (x) any failure of the Lender to notify the Guarantor of any creation, renewal, extension, rearrangement, modification, supplement, subordination, or assignment of the Obligations or any part thereof, or of any Loan Document, or of any release of or change in any security, or of any other action taken or refrained from being taken by the Lender against the Borrower or any security or other recourse, or of any new agreement between the Lender and the Borrower, it being understood that the Lender shall not be required to give the Guarantor any notice of any kind under any circumstances with respect to or in connection with the Obligations, any and all rights to notice that the Guarantor may have otherwise had being hereby waived by the Guarantor;

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     (xi) any refund of any payment by the Borrower or any other party liable for the payment or performance of any or all of the Obligations;
     (xii) the existence of any claim, set-off, or other right that the Guarantor may at any time have against the Borrower, the Lender (other than pursuant to a final judgment), or any other Person, whether or not arising in connection with this Guaranty or any other Loan Document;
     (xiii) the unenforceability of all or any part of the Obligations against the Borrower, whether because the Obligations exceed the amount permitted by law or violate any usury law, or because the act of creating the Obligations, or any part thereof, is beyond the scope of powers granted, or because the officers or Persons creating same acted in excess of their authority, or because of a lack of validity or enforceability of or defect or deficiency in any of the Loan Documents, or because the Borrower has any valid defense, claim or offset with respect thereto, or because the Borrower’s obligation ceases to exist by operation of law, or because of any other reason or circumstance, it being agreed that the Guarantor shall remain liable hereunder regardless of whether the Borrower or any other Person are found not liable on the Obligations, or any part thereof, for any reason (and regardless of any joinder of the Borrower or any other party in any action to obtain payment or performance of any or all of the Obligations);
     (xiv) any order, ruling or plan of reorganization emanating from proceedings under Title 11 of the United States Code with respect to the Borrower or any other Person, including any extension, reduction, composition, or other alteration of the Obligations, whether or not consented to by the Lender; or
     (xv) any failure to notify the Guarantor of, or obtain the Guarantor’s consent to, the making of the Loan or any advances thereunder.
             (b) In the event that any payment by the Borrower or any other Person to the Lender is held to constitute a preference, fraudulent transfer or other voidable payment under any bankruptcy, insolvency or similar law, or if for any other reason the Lender is required to refund such payment or pay the amount thereof to any other party, such payment by the Borrower or any other party to the Lender shall not constitute a release of the Guarantor from any liability hereunder, and this Guaranty shall continue to be effective or shall be reinstated (notwithstanding any prior release, surrender or discharge by the Lender of this Guaranty or of the Guarantor), as the case may be, with respect to, and this Guaranty shall apply to, any and all amounts so refunded by the Lender or paid by the Lender to another Person (which amounts shall constitute part of the Obligations), and any interest paid by the Lender and any reasonable attorneys’ fees, costs and expenses paid or incurred by the Lender in connection with any such event. It is the intent of the Guarantor and the Lender that the obligations and liabilities of the Guarantor hereunder are absolute and unconditional under any and all circumstances and that until the Obligations are fully and finally paid and performed, and not subject to refund or disgorgement, the obligations and liabilities of the Guarantor hereunder shall not be discharged or released, in whole or in part, by any act or occurrence that might, but for the provisions of this Guaranty, be deemed a

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legal or equitable discharge or release of any of the Guarantor except as otherwise set forth herein. The Lender shall be entitled to continue to hold this Guaranty in its possession for a period of one year from the date the Obligations are paid and performed in full and for so long thereafter as may be necessary to enforce any obligation of the Guarantor hereunder and/or to exercise any right or remedy of the Lender hereunder.
          (c) If acceleration of the time for payment of any amount payable by the Borrower under the Note or any other Loan Document is stayed or delayed by any law or tribunal, all such amounts shall nonetheless be payable by the Guarantor on demand by the Lender.
     7. Waiver of Trial by Jury; Consent to Jurisdiction. WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO ARBITRATE ANY “DISPUTE” (FOR PURPOSES OF THIS SECTION, AS DEFINED IN THE “DISPUTE RESOLUTION” SECTION) AS SET FORTH IN THIS NOTE, AGREEMENT, OR GUARANTY, AS APPLICABLE, TO THE EXTENT ANY “DISPUTE” IS NOT SUBMITTED TO ARBITRATION OR IS DEEMED BY THE ARBITRATOR OR BY ANY COURT WITH JURISDICTION TO BE NOT ARBITRABLE OR NOT REQUIRED TO BE ARBITRATED, BORROWER AND LENDER WAIVE TRIAL BY JURY IN RESPECT OF ANY SUCH “DISPUTE” AND ANY ACTION ON SUCH “DISPUTE.” THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER AND LENDER, AND BORROWER AND LENDER HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON OR ENTITY TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE LOAN DOCUMENTS. BORROWER AND LENDER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL. BORROWER FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE, AGREEMENT, OR GUARANTY, AS APPLICABLE, AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.
          The Guarantor irrevocably submits to the nonexclusive jurisdiction of any state or federal court sitting in the Jurisdiction of Choice over any suit, action or proceeding arising out of, or relating to, this Guaranty, and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such state or federal court. The Guarantor irrevocably waives, to the fullest extent permitted by law, any objection that the Guarantor may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court, and any claims that any such suit, action or proceeding is brought in an inconvenient forum. Final judgment in any such suit, action or proceeding brought in any such court shall be

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conclusive and binding upon the Guarantor and may be enforced in any court in which the Guarantor are subject to jurisdiction, by a suit upon such judgment provided that service of process is effected upon the Guarantor as provided in the Loan Documents or as otherwise permitted by applicable law.
     8. Dispute Resolution.
     (a) Arbitration. Except to the extent expressly provided below, any Dispute shall, upon the request of either party, be determined by binding arbitration in accordance with the Federal Arbitration Act, Title 9, United States Code (or if not applicable, the applicable state law), the then-current rules for arbitration of financial services disputes of the American Arbitration Association, or any successor thereof (“AAA”) and the “Special Rules” set forth below. “Dispute” means any controversy, claim or dispute between or among the parties to this Note, Agreement, or Guaranty, as applicable, including any controversy, claim or dispute arising out of or relating to (a) this Note, Agreement, or Guaranty, as applicable, (b) any other Loan Documents, (c) any related agreements or instruments, or (d) the transaction contemplated herein or therein (including any claim based on or arising from an alleged personal injury or business tort). In the event of any inconsistency, the Special Rules shall control. The filing of a court action is not intended to constitute a waiver of the right of Borrower or Lender, including the suing party, thereafter to require submittal of the Dispute to arbitration. Any party to this Note, Agreement, or Guaranty, as applicable, may bring an action, including a summary or expedited proceeding, to compel arbitration of any Dispute in any court having jurisdiction over such action. For the purposes of this Dispute Resolution Section only, the terms “party” and “parties” shall include any parent corporation, subsidiary or affiliate of Lender involved in the servicing, management or administration of any obligation described in or evidenced by this Note, Agreement, or Guaranty, as applicable, together with the officers, employees, successors and assigns of each of the foregoing.
     (b) Special Rules.
     (i) The arbitration shall be conducted in any U.S. state where real or tangible personal property collateral is located, or if there is no such collateral, in the City and County where Lender is located pursuant to its address for notice purposes in this Note, Agreement, or Guaranty, as applicable.
     (ii) The arbitration shall be administered by AAA, who will appoint an arbitrator. If AAA is unwilling or unable to administer or legally precluded from administering the arbitration, or if AAA is unwilling or unable to enforce or legally precluded from enforcing any and all provisions of this Dispute Resolution Section, the any party to this Note, Agreement, or Guaranty, as applicable, may substitute another arbitration organization that has similar procedures to AAA and that will observe and enforce any and all provisions of this Dispute Resolution Section. All Disputes shall be determined by one arbitrator; however, if the amount in controversy in a Dispute exceeds Five Million Dollars ($5,000,000), upon the request of any party, the Dispute shall be decided by three arbitrators (for purposes of this Note, Agreement, or Guaranty, as applicable, referred to collectively as the “arbitrator”).

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     (iii) All arbitration hearings will be commenced within ninety (90) days of the demand for arbitration and completed within ninety (90) days from the date of commencement; provided, however, that upon a showing of good cause, the arbitrator shall be permitted to extend the commencement of such hearing for up to an additional sixty (60) days.
     (iv) The judgment and the award, if any, of the arbitrator shall be issued within thirty (30) days of the close of the hearing. The arbitrator shall provide a concise written statement setting forth the reasons for the judgment and for the award, if any. The arbitration award, if any, may be submitted to any court having jurisdiction to be confirmed and enforced, and such confirmation and enforcement shall not be subject to arbitration.
     (v) The arbitrator will give effect to statutes of limitations and any waivers thereof in determining the disposition of any Dispute and may dismiss one or more claims in the arbitration on the basis that such claim or claims is or are barred. For purposes of the application of the statute of limitations, the service on AAA under applicable AAA rules of a notice of Dispute is the equivalent of the filing of a lawsuit.
     (vi) Any dispute concerning this arbitration provision, including any such dispute as to the validity or enforceability of this provision, or whether a Dispute is arbitrable, shall be determined by the arbitrator; provided, however, that the arbitrator shall not be permitted to vary the express provisions of these Special Rules or the Reservations of Rights in subsection (c) below.
     (vii) The arbitrator shall have the power to award legal fees and costs pursuant to the terms of this Note, Agreement, or Guaranty, as applicable.
     (viii) The arbitration will take place on an individual basis without reference to, resort to, or consideration of any form of class or class action.
     (c) Reservations of Rights. Nothing in this Note, Agreement, or Guaranty, as applicable, shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation and any waivers contained in this Note, Agreement, or Guaranty, as applicable, or (ii) apply to or limit the right of Lender (A) to exercise self help remedies such as (but not limited to) setoff, or (B) to foreclose judicially or nonjudicially against any real or personal property collateral, or to exercise judicial or nonjudicial power of sale rights, (C) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief, writ of possession, prejudgment attachment, or the appointment of a receiver, or (D) to pursue rights against a party to this Note, Agreement, or Guaranty, as applicable, in a third-party proceeding in any action brought against Lender in a state, federal or international court, tribunal or hearing body (including actions in specialty courts, such as bankruptcy and patent courts). Lender may exercise the rights set forth in clauses (A) through (D), inclusive, before, during or after the pendency of any arbitration proceeding brought pursuant to this Note, Agreement, or Guaranty, as applicable. Neither the exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary

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remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the Dispute occasioning resort to such remedies. No provision in the Loan Documents regarding submission to jurisdiction and/or venue in any court is intended or shall be construed to be in derogation of the provisions in any Loan Document for arbitration of any Dispute.
     (d) Conflicting Provisions for Dispute Resolution. If there is any conflict between the terms, conditions and provisions of this Section and those of any other provision or agreement for arbitration or dispute resolution, the terms, conditions and provisions of this Section shall prevail as to any Dispute arising out of or relating to (i) this Note, Agreement, or Guaranty, as applicable, (ii) any other Loan Document, (iii) any related agreements or instruments, or (iv) the transaction contemplated herein or therein (including any claim based on or arising from an alleged personal injury or business tort). In any other situation, if the resolution of a given Dispute is specifically governed by another provision or agreement for arbitration or dispute resolution, the other provision or agreement shall prevail with respect to said Dispute.
     (e) Jury Trial Waiver in Arbitration. By agreeing to this Section, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any Dispute.
     9. Attorneys’ Fees and Costs of Collection. The Guarantor shall pay on demand all attorneys’ fees and all other costs and expenses incurred by the Lender in the enforcement of or preservation of the Lender’s rights under this Guaranty. The Guarantor’s obligations and liabilities under this Section 9 shall survive any payment or discharge in full of the Obligations.
     10. Term of Guaranty. This Guaranty shall continue in effect until such time as the Obligations have been fully and finally paid and performed, except that, and notwithstanding any return of this Guaranty to the Guarantor, this Guaranty shall continue in effect (a) with respect to any of the Obligations that survive after expiration or termination of the Loan, (b) with respect to all obligations and liabilities of the Guarantor for indemnification and for the payment of all costs and expenses, as provided herein, and (c) as provided herein with respect to preferential, fraudulent or other voidable payments or other transfers.
     11. Subordination. If, for any reason whatsoever, the Borrower is now or hereafter becomes indebted to the Guarantor:
          (a) such indebtedness and all interest thereon and all liens, security interests and rights now or hereafter existing with respect to property of the Borrower securing same shall, at all times, be subordinate in all respects to the Obligations and to all liens, security interests and rights now or hereafter existing to secure the Obligations; and
          (b) The Guarantor shall not be entitled to enforce or receive payment, directly or indirectly, of any such indebtedness of the Borrower to the Guarantor until the Obligations have been fully and finally paid and performed. Notwithstanding the foregoing, the Guarantor may receive payments upon close-out of any Project with regard to loans made by the Guarantor to the owner of any such Project, or with

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regard to loans made to Borrower on behalf of the owner of any such Project. Notwithstanding the foregoing, the Guarantor may receive payments from Borrower in the form of salaries or shareholder or member dividends.
     12. Subrogation. Notwithstanding anything to the contrary contained herein (a) the Guarantor shall not have any right of subrogation in or under any of the Loan Documents or to participate in any way therein, or in any right, title or interest in and to any security or right of recourse for the Indebtedness, until the later of the date on which the Indebtedness has been fully and finally paid, or the Loan has expired or been terminated, and (b) if the Guarantor is or becomes an “insider” (as defined in Section 101 of the United States Bankruptcy Code) with respect to the Borrower, then the Guarantor hereby irrevocably and absolutely waives any and all rights of contribution, indemnification, reimbursement or any similar rights against the Borrower with respect to this Guaranty (including any right of subrogation, except to the extent of collateral held by the Lender), whether such rights arise under an express or implied contract or by operation of law. It is the intention of the parties that the Guarantor shall not be deemed to be a “creditor” (as defined in Section 101 of the United States Bankruptcy Code) of the Borrower by reason of the existence of this Guaranty in the event that the Borrower or the Guarantor becomes a debtor in any proceeding under the United States Bankruptcy code.
     13. Notices. Unless specifically provided otherwise, any notice for purposes of this Guaranty shall be given in writing or by telecopier transmission and shall be addressed or delivered to the respective addresses set forth at the end of this Guaranty, or to such other address as may have been previously designated by the intended recipient by notice given in accordance with this Section. If sent by prepaid, registered or certified mail (return receipt requested), the notice shall be deemed effective when the receipt is signed or when the attempted initial delivery is refused or cannot be made because of a change in address of which the sending party has not been notified; and if transmitted by telecopier or personal delivery, the notice shall be effective when received. No notice of change of address shall be effective except upon actual receipt.
     14. Cumulative Rights. The exercise by the Lender of any right or remedy hereunder or under any other Loan Document, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy. The Lender shall have all rights, remedies and recourses afforded to the Lender by reason of this Guaranty or any other Loan Document or by law or equity or otherwise, and the same shall be cumulative and concurrent and are intended to be, and shall be, nonexclusive. No waiver of any default on the part of the Guarantor or of any breach of any of the provisions of this Guaranty or of any other document shall be considered a waiver of any other or subsequent default or breach, and no delay or omission in exercising or enforcing the rights and powers granted herein or in any other document shall be construed as a waiver of such rights and powers, and no exercise or enforcement of any rights or powers hereunder or under any other document shall be held to exhaust such rights and powers, and every such right and power may be exercised from time to time. No provision of this Guaranty or any right, remedy or recourse of the Lender with respect hereto, or any default or breach, can be waived, nor can this Guaranty or the

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Guarantor be released or discharged in any way or to any extent, except specifically in each case by a writing intended for that purpose (and which refers specifically to this Guaranty) executed, and delivered to the Guarantor, by the Lender, except as otherwise provided herein.
     15. Disclosure of Information. The Lender may sell or offer to sell the Loan or an interest in the Loan to one or more assignees or participants and may disclose to any such assignee or participant or prospective assignee or participant any information the Lender has pertaining to the Loan, the Obligations, this Guaranty, or the Guarantor. The Lender also may disclose any such information to any regulatory body having jurisdiction over the Lender and to any agent or attorney of the Lender and in such other circumstances and to such other parties as necessary or appropriate in the Lender’s reasonable judgment.
     16. Governing Law; Forum. This Guaranty is an agreement executed under seal, and its validity, enforcement, and interpretation, shall for all purposes be governed by and construed in accordance with the laws of the Jurisdiction of Choice and applicable United States federal law, and is intended to be performed in accordance with, and only to the extent permitted by, such laws. If the Guarantor is a corporation, the designation “(SEAL)” on this Guaranty shall be effective as the affixing of Guarantor’s corporate seal physically to this Guaranty. All obligations of the Guarantor hereunder are payable and performable at the place or places where the Obligations are payable and performable. The Guarantor hereby irrevocably submits generally and unconditionally for the Guarantor and in respect of the Guarantor’ respective property to the jurisdiction of any state court, or any United States federal court, sitting in the state in which any of the Land is located, over any suit, action or proceeding arising out of or relating to this Guaranty or the Obligations. The Guarantor hereby irrevocably waives, to the fullest extent permitted by law, any objection that the Guarantor may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum.
     17. Counterparts. This Guaranty may be executed in multiple counterparts, each of which, for all purposes, shall be deemed an original, and all of which together shall constitute one and the same agreement.
     18. Miscellaneous. This Guaranty embodies the entire agreement between the Lender and the Guarantor with respect to the guaranty by the Guarantor of the Obligations. This Guaranty supersedes all prior agreements and understandings, if any, with respect to guaranty by the Guarantor of the Obligations. This Guaranty may not be modified, amended or superseded except in a writing signed by the Lender and the Guarantor referencing this Guaranty by its date and specifically identifying the portions hereof that are to be modified, amended or superseded. This Guaranty is binding not only on the Guarantor, but also on the Guarantor’s heirs, personal representatives, successors and assigns. If any provision of this Guaranty or the application thereof to any Person or circumstance shall, for any reason and to any extent, be declared to be invalid or unenforceable, neither the remaining provisions of this Guaranty nor the application of such provision to any other Person or circumstance shall be affected thereby, and the remaining provisions of this Guaranty, or the

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applicability of such provision to other Persons or circumstances, as applicable, shall remain in effect and be enforceable to the maximum extent permitted by applicable law.
[SIGNATURES ON THE FOLLOWING PAGE]

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     IN WITNESS WHEREOF, the Guarantor duly executed and delivered this Guaranty, intending that it be an instrument under seal, as of the date first written above.

WITNESS:		GUARANTOR:

COMSTOCK HOMEBUILDING COMPANIES,

INC., a Delaware corporation

By:	By:

Name:		Christopher Clemente,

Title:		Chief Executive Officer

(Seal)	Address:	11465 Sunset Hills Road
5th Floor
Reston, Virginia 20190
ADDRESS OF LENDER:
BANK OF AMERICA, N.A.
8300 Greensboro Drive
Suite 300
McLean, Virginia 22102-3604
Attention: Homebuilder Division
Fax No: (703) 761-8160